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                                                                   EXHIBIT 23.9

               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the use of our audit letter prepared for Parker & Parsley Petroleum Company, effective December 31, 1996, and to all references to our firm included in or made a part of this Registration Statement on Form S-4 of Pioneer Natural Resources Company.


                                   NETHERLAND, SEWELL & ASSOCIATES, INC.

                                   By: /s/ FREDERIC D. SEWELL
                                      ----------------------------------
                                      Frederic D. Sewell
                                      President

Dallas, Texas
May 12, 1997